Exhibit 10.1
FOURTH AMENDMENT TO THE
2020 EQUITY INCENTIVE PLAN OF
DIGITAL TURBINE, INC.
This Fourth Amendment (this “Fourth Amendment”) to the 2020 Equity Incentive Plan of Digital Turbine, Inc., as amended to date (the “Plan”), is made by Digital Turbine, Inc., a Delaware corporation (the “Company”), pursuant to the authorization of the Board of Directors of the Company (the “Board”).
WHEREAS, pursuant to Section 4.1 of the Plan, a total of 20,560,000 shares of common stock of the Company (“Shares”) have been authorized and reserved for issuance under the Plan;
WHEREAS, the Board desires to increase the number of Shares available for grant under the Plan by 10,630,000 Shares, from 20,560,000 Shares to 31,190,000 Shares, including Shares previously issued thereunder, and make certain other changes;
WHEREAS, Section 10.1 of the Plan authorizes the Board to amend the Plan from time to time, subject to certain limitations specified therein, including stockholder approval of certain amendments; and
WHEREAS, the Board intends to submit this Fourth Amendment to the Company’s stockholders for their approval.
NOW, THEREFORE, pursuant to the authority granted to the Board in Section 10.1 of the Plan, the Plan is hereby amended as follows:
1.This Fourth Amendment shall be effective as of July 10, 2026, subject to approval by the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders and shall be void in the absence of such approval.
2.Section 4.1 of the Plan is hereby amended and restated in its entirety as follows:
“4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares reserved and available for grant under the Plan shall be 31,190,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).”
3.A new Section 9.8 has been added to the Plan as follows:
“9.8 Limitation on Nonemployee Director Awards. No Nonemployee Director may be paid or granted any Award or Awards denominated in Shares in any calendar year, when taken together with all cash retainers and other fees paid for services for the same year, that exceed in the
Digital Turbine—Fourth Amendment to the
2020 Equity Incentive Plan

aggregate (i) $1,000,000 for any Nonemployee Director who serves as Chairman, (ii) $750,000 for each other Nonemployee Director, and (iii) $1,000,000 for each Nonemployee Director during the year of their initial appointment (with the value of equity-based Awards computed as of the Grant Date in accordance with applicable financial accounting rules). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was earned, and not a later year of settlement. Any cash compensation paid or Awards (or other equity awards) granted to an individual for his or her services as an employee shall not be subject to this limit.”
4.A new Section 9.18 has been added to the Plan as follows:
“9.18 Minimum Vesting. The Administrator, in its sole discretion, shall establish the vesting terms applicable to an Award, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 9.18. Except as otherwise provided herein, no equity-based Award may vest earlier than one year after the Grant Date (excluding, for this purpose, (i) Substitute Awards, (ii) Awards to Nonemployee Directors for their service as Nonemployee Directors made on the date of the annual meeting of the Company’s shareholders that vest on or before the earlier of the first anniversary of the Grant Date or the next annual meeting of the Company’s shareholders which is at least 50 weeks after the Grant Date, and (iii) Awards covering, in the aggregate, a number of Shares not to exceed five percent (5%) of the total number of Shares authorized for issuance under the Plan); provided, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability, retirement (as such term is defined in the Participant’s applicable Award Agreement) or upon a Change in Control, in the terms of the Award or otherwise.”
5.Except as provided above, the Plan shall remain unchanged and in full force and effect.
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Digital Turbine—Fourth Amendment to the
2020 Equity Incentive Plan

IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Fourth Amendment on this 25th day of August, 2026.

DIGITAL TURBINE, INC.

By:	/s/ Joshua Kinsell
Name:	Joshua Kinsell
Title:	Interim Chief Financial Officer

Signature Page for Digital Turbine Inc.—Fourth Amendment to 2020 Equity Incentive Plan